                                                                    Exhibit 4.14


                   AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

         This Amended and Restated Shareholders Agreement is entered into as of July 31, 2002 by and among Rayovac Corporation, a Wisconsin corporation (the "Company"), Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P. and Thomas H. Lee Investors Limited Partnership (collectively, the "Lee Group Shareholders") and those persons listed as Management Shareholders on the signature pages hereof (the "Management Shareholders"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Original Shareholders Agreement referred to below.

         WHEREAS, the Company, the Lee Group Shareholders and the Management Shareholders are parties to the Shareholders Agreement, dated as of September 12, 1996, as amended (the "Original Shareholders Agreement");

         WHEREAS, the parties hereto desire to amend and restate the Original Shareholders Agreement in its entirety to modify the rights and obligations of the parties thereunder;

         WHEREAS, pursuant to Section 4.2 of the Original Shareholders Agreement, the Shareholders Agreement may be amended by a written instrument duly executed by a majority in interest of the Shareholders and, if the Lee Group Shareholders, the Management Shareholders or the Non-Management Shareholders are adversely affected by such amendment, by a majority in interest of each such adversely affected group; and

         WHEREAS, the signatories hereto represent holders of the requisite interest to effect the amendment and restatement of the Original Shareholders Agreement provided for hereby.

         NOW, THEREFORE, in consideration of the foregoing, the Original Shareholders Agreement is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For the purposes of this Amended and Restated Shareholders Agreement, the following terms shall be defined as follows:

         1933 ACT. The "1933 Act" shall mean the Securities Act of 1933, as amended.

         COMMON STOCK. "Common Stock" shall mean the Company's common stock, $.01 par value, that the Company may be authorized to issue from time to time, any other securities of the Company into which such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise) and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or distribution of assets in liquidation over any other class of capital stock of the Company and which has ordinary voting power for the election of directors of the Company.

         REGISTRABLE SECURITIES. "Registrable Securities" shall mean (a) all shares of Common Stock held by the Lee Group Shareholders prior to the close of trading on the New York Stock Exchange on the date immediately preceding the date hereof and (b) securities of the Company issued in exchange for, upon reclassification of, or as a distribution in respect of, the Common Stock referred to in (a). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold pursuant to Rule 144 under the 1933 Act or (c) such securities shall have ceased to be outstanding.

         SEC. "SEC" shall mean the United States Securities and Exchange Commission.

                                   ARTICLE II

                               REGISTRATION RIGHTS

         Section 2.1 GENERAL. For purposes of this Article II the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act; and the declaration or ordering of effectiveness of such registration statement.

         Section 2.2 DEMAND REGISTRATION. (a) If the Company shall receive a written request (specifying that it is being made pursuant to this Section 2.2) from the Lee Group Shareholders that the Company file a registration statement under the 1933 Act, or a similar document pursuant to any other statute then in effect corresponding to the 1933 Act, covering the registration of Common Stock, then the Company shall, not later than ninety (90) days after receipt by the Company of a written request for a demand registration pursuant to this Section 2.2, file a registration statement with the SEC relating to such Registrable Securities as to which such request for a demand registration relates (the "Requested Shares"), and the Company shall use its best efforts to cause the offering of such Requested Shares to be registered under the 1933 Act. The Company shall be obligated to effect only one (1) registration of Registrable Securities pursuant to this Section 2.2.

         (b) If, pursuant to Section 2.2, the total amount of securities that the Lee Group Shareholders and all other holders of securities which have applicable registration rights request to be included in an offering made pursuant to this Section 2.2 exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which, in the good faith opinion of such underwriters, can be sold, selected from the securities requested to be included by the Lee Group Shareholders and such other holders pro rata based on the number of securities which each of them owns.

         Section 2.3 PIGGYBACK REGISTRATION. If, at any time, the Company determines to register for its own account or for the account of others any of its equity securities (including securities convertible into equity securities, but excluding equity securities being registered pursuant to a registration statement on Form S-8 and equity securities issued in connection with mezzanine debt or senior bank financing of the Company or equity securities issued upon conversion or exchange thereof) under the 1933 Act in connection with the public offering of such securities, the Company shall, at such time, promptly give the Lee Group Shareholders written notice of such determination no later than ten
(10) days before the effective date of any such registration. Upon the written request of any Lee Group Shareholder received by the Company within five (5) days after the giving of any such notice by the Company, the Company shall use its best efforts to cause to be registered under the 1933 Act all of the Registrable Securities that such Lee Group Shareholder has requested be registered. Subject to the foregoing, if the total amount of securities that are to be included by the Company (or other person for whose account the registration is made) for its own account, at the request of Lee Group Shareholders pursuant to this Section 2.3 and on behalf of all other shareholders who or which have applicable registration rights or who or which are otherwise participating in the registration exceeds the amount of securities that the underwriters reasonably believe compatible with the success of the offering, then the Company will include in such registration only the number of securities which in the opinion of such underwriters can be sold, selected from the securities requested to be included by the Lee Group Shareholders and all such other shareholders pro rata based on the number of securities (including for any shareholder participating in such registration who is an employee or director of the Company, securities underlying outstanding options granted to such shareholder to the extent exercisable) which each of them owns. The Company shall be required to include Registrable Securities held by the Lee Group Shareholders in only one (1) registration under this Section 2.3.

         Section 2.4 OBLIGATIONS OF THE COMPANY.

         (a) When required under Section 2.2 or 2.3 hereof to use its best efforts to effect the registration of any Registrable Securities, the Company shall:

                  (1) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including, without limitation, filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current; provided, however, that if such registration statement does not become effective, then any demand registration pursuant to Section 2.2 prompting such undertaking by the Company shall be deemed to be rescinded and retracted and shall not be counted as, or deemed or considered to be or to have been, a demand registration pursuant to
         Section 2.2 for any purpose;

                  (2) as expeditiously as reasonably possible, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities covered by such registration statement and to keep the registration effective (and in compliance with the 1933 Act) by such actions as may be necessary or appropriate for a period of up to 180 days (if, in the reasonable discretion of the Lee Group Shareholders selling Registrable Securities covered by such registration statement, such period of time is necessary for the successful completion of the offering of such Registrable Securities) after the effective date of such registration statement, all as requested by such Lee Group Shareholders;

                  (3) as expeditiously as reasonably possible, furnish to the Lee Group Shareholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (4) as expeditiously as reasonably possible, use its best efforts to register and qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of the Registrable Securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction, and further provided that (anything in this Amended and Restated Shareholders Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Securities shall be qualified shall require that expenses incurred in connection with the qualification of the Registrable Securities in that jurisdiction be borne by selling shareholders, then such expenses shall be payable by the selling shareholders pro rata to the extent required by such jurisdiction;

                  (5) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (6) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such seller promptly prepare to furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

                  (7) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act, and will furnish to each such seller at least two (2) business days prior to the filing thereof a copy of any post-effective amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected, except to the extent required by law, on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder;

                  (8) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement; and

                  (9) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which the Common Stock is then listed.

         (b) The Company will furnish to each Lee Group Shareholder on whose behalf Registrable Securities have been registered pursuant to this Amended and Restated Shareholders Agreement a signed counterpart, addressed to such Lee Group Shareholder, of an opinion of counsel for the Company dated the effective date of such registration statement, and such opinion of counsel shall cover those matters which are customarily covered in opinions of issuer's counsel delivered to underwriters in connection with underwritten public offerings of securities.

         (c) In connection with the preparation and filing of a registration statement registering Registrable Securities under this Amended and Restated Shareholders Agreement, the Company will give the Lee Group Shareholders on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of such Lee Group Shareholder or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the 1933 Act.

         Section 2.5 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article II that the Lee Group Shareholders shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such Registrable Securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

         Section 2.6 EXPENSES OF REGISTRATION. All expenses incurred in connection with a registration pursuant to Section 2.2 or 2.3 hereof (excluding underwriters' discounts and commissions, which shall be borne by the sellers), including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Lee Group Shareholders shall be borne by the Company.

         Section 2.7 UNDERWRITING REQUIREMENTS. In connection with a registration of Registrable Securities under this Amended and Restated Shareholders Agreement, the Company will, if requested by the underwriters for any Registrable Securities included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company, and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Lee Group Shareholders on whose behalf Registrable Securities are to be distributed by such underwriters shall be parties to any such underwriting agreement, and the representations and warranties by the Company and the other agreements on the part of the Company to and for the benefit of such underwriters shall be also made to and for the benefit of such Lee Group Shareholders. The Company shall use its reasonable best efforts to cause the underwriting agreement to comply with Section 2.8. Such underwriters shall be selected by (i) the Company, in the case of a registration pursuant to Section 2.3 or (ii) by the Lee Group Shareholders requesting a demand registration, in the case of a registration pursuant to Section 2.2.

         Section 2.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Article II:

         (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Lee Group Shareholder requesting or joining in a registration, any other shareholder joining in a registration, any underwriter (as defined in the 1933 Act) for it, and each person, if any, who controls such Lee Group Shareholder, such other shareholder or such underwriter within the meaning of the 1933 Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or arise out of any alleged violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; provided, however, that the indemnity agreement contained in this
Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to anyone for any such loss claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Lee Group Shareholder, other shareholder, underwriter or control person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Lee Group Shareholder, other shareholder, underwriter or control person and shall survive the transfer of such securities by such Lee Group Shareholder.

         (b) To the fullest extent permitted by law, each Lee Group Shareholder requesting or joining in a registration will indemnify and hold harmless the Company, as the case may be, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, each agent and any underwriter for the Company and any person who controls any such agent or underwriter and each other shareholder selling shares under the registration statement and any person who controls such other shareholder within the meaning of the 1933 Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, control person, agent, underwriter, or other shareholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Lee Group Shareholder with respect to such Lee Group Shareholder expressly for use in connection with such registration; and such Lee Group Shareholder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control person, agent, underwriter, or other shareholder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity obligation of each such Lee Group Shareholder hereunder shall be limited to and shall not exceed the proceeds actually received by such Lee Group Shareholder upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided, further, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlements effected without the consent of such Lee Group Shareholder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, other shareholder, underwriter or control person and shall survive the transfer of such securities by such Lee Group Shareholder.

         (c) Any person seeking indemnification under this Section 2.8 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to give such notice will not affect the right to indemnification hereunder, unless the indemnifying party is materially prejudiced by such failure) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel.

         (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 2.8, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, expense or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

         Section 2.9 LOCK-UP AGREEMENT. If required by the underwriter, each Lee Group Shareholder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Lee Group Shareholder (other than Registrable Securities included in the applicable registration statement or shares purchased in the public market after the effective date of registration) or any interest or future interest therein during such period (not to exceed 180 days) as is acceptable to the underwriter following the effective date of the registration statement of the Company filed under the 1933 Act which includes securities to be sold to the public in an underwritten offering. The Company may impose stop transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said period.

         Section 2.10 NO INCONSISTENT AGREEMENTS. The Company agrees that it has not entered into, and it will not hereafter enter into, any agreement with respect to the registration of its securities that is inconsistent with (or superior to) the registration rights granted to the Lee Group Shareholders pursuant to this Amended and Restated Shareholders Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.1 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Amended and Restated Shareholders Agreement sets forth the entire understanding of the parties and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof, including, without limitation, the Original Shareholders Agreement, which shall cease to be of any further force or effect. This Amended and Restated Shareholders Agreement may not be amended except by an instrument in writing signed by the Company and a majority in interest of the Lee Group Shareholders. Notwithstanding any provisions to the contrary contained herein, any party may waive any rights with respect to which such party is entitled to the benefits under this Amended and Restated Shareholders Agreement. No waiver of or consent to any departure from any provision of this Amended and Restated Shareholders Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof.

         Section 3.2 SEVERABILITY. The invalidity or unenforceability of any particular provision of this Amended and Restated Shareholders Agreement shall not affect the other provisions hereof, and this Amended and Restated Shareholders Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.

         Section 3.3 NOTICES. All notices and other communications necessary or contemplated under this Amended and Restated Shareholders Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given three (3) business days after mailing by certified mail, when delivered by hand, upon confirmation of receipt by telecopy, or one (1) day after sending by overnight delivery service, to the respective addresses of the parties set forth below:

         (a) for notices and communications to the Company:

             Rayovac Corporation
             601 Rayovac Drive
             Madison, Wisconsin 53711-2497
             Attn: President
             Facsimile No.: (608) 278-6666

         (b) for notices and communications to the Lee Group Shareholders, to:

             Thomas H. Lee Partners, L.P.
             75 State Street
             Boston, Massachusetts 02109
             Attn: Scott A. Schoen
             Facsimile No.: (617) 227-3514

By notice complying with the foregoing provisions of this Section 3.3, each party shall have the right to change the mailing address for future notices and communications to such party.

         Section 3.4 BINDING EFFECT; ASSIGNMENT. This Amended and Restated Shareholders Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns; provided, however, that the rights and obligations under this Amended and Restated Shareholders Agreement may not be assigned except as expressly provided herein, it being understood that the Company's rights and obligations hereunder may be assigned by the Company to any corporation which is the surviving entity in a merger, consolidation or like event involving the Company.

         Section 3.5 GOVERNING LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts (regardless of the laws that might otherwise govern under applicable Massachusetts principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         Section 3.6 TERMINATION. This Amended and Restated Shareholders Agreement shall terminate and shall have no further force or effect at such time as the Lee Group Shareholders cease to own in the aggregate at least 10% of the outstanding Common Stock on a fully diluted basis.

         Section 3.7 ACTION NECESSARY TO EFFECTUATE THE AGREEMENT. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Amended and Restated Shareholders Agreement.

         Section 3.8 PURCHASE FOR INVESTMENT; LEGEND ON CERTIFICATE. Each of the Lee Group Shareholders acknowledges that all of the Registrable Securities held by such Lee Group Shareholder have been acquired for investment and not with a view to the distribution thereof and that no transfer of Registrable Securities may be made except in compliance with applicable federal and state securities laws. Each of the certificates representing Registrable Securities which are held by the Lee Group Shareholders shall bear all legends required by federal and state securities laws.

         Section 3.9 COUNTERPARTS. This Amended and Restated Shareholders Agreement may be executed in two or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         Section 3.10 HEADINGS. All headings and captions in this Amended and Restated Shareholders Agreement are for purposes of reference only and shall not be construed to limit or affect the substance of this Amended and Restated Shareholders Agreement.

         Section 3.11 NUMBER; GENDER. When the context so requires, the singular shall include the plural and the plural shall include the singular and the gender of any pronoun shall include the other gender.


            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholders Agreement as of the date first written above.


                                  RAYOVAC CORPORATION

                                  By: /s/ David A. Jones
                                      -----------------------------------
                                  Name:  David A. Jones
                                  Title: Chief Executive Officer

                                  LEE GROUP SHAREHOLDERS:

                                  THOMAS H. LEE EQUITY FUND III, L.P.

                                  By: THL Equity Advisors III Limited
                                  Partnership, as General Partner

                                  By: THL Equity Trust III, as General
                                  Partner

                                  By: /s/ Scott A. Schoen
                                      -----------------------------------
                                  Name:  Scott A. Schoen
                                  Title: Trustee

                                  THOMAS H. LEE FOREIGN FUND III, L.P.

                                  By: THL Equity Advisors III Limited
                                  Partnership, as General Partner

                                  By: THL Equity Trust III, as General
                                  Partner

                                  By: /s/ Scott A. Schoen
                                      -----------------------------------
                                  Name:  Scott A. Schoen
                                  Title: Trustee

                                  THOMAS H. LEE INVESTORS LIMITED
                                  PARTNERSHIP

                                  By: THL Investment Management Corp., as
                                  General Partner

                                  By: /s/ Scott A. Schoen
                                      -----------------------------------
                                  Name:  Scott A. Schoen
                                  Title: Vice President

                                  MANAGEMENT SHAREHOLDERS:

                                  /s/ David A. Jones
                                  ---------------------------------------
                                  David A. Jones

                                  /s/ Kent J. Hussey
                                  ---------------------------------------
                                  Kent J. Hussey

                                  /s/ Kenneth V. Biller
                                  ---------------------------------------
                                  Kenneth V. Biller

                                  /s/ Stephen P. Shanesy
                                  ---------------------------------------
                                  Stephen P. Shanesy

                                  /s/ Merrell M. Tomlin
                                  ---------------------------------------
                                  Merrell M. Tomlin

                                  /s/ Dale R. Tetzlaff
                                  ---------------------------------------
                                  Dale R. Tetzlaff



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